UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 2, 2005

OWENS-ILLINOIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One SeaGate, Toledo, Ohio	43666
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(419) 247-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Underwriting Agreement

On February 2, 2005, Owens - Illinois, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement dated February 2, 2005, among the Company, Lehman Brothers Inc. and OII Associates, L.P., with respect to the sale by OII Associates, L.P. to Lehman Brothers Inc. of 1,640,465 shares of Common Stock, par value $0.01 per share, of the Company (the “Underwriting Agreement”).

The description in this Current Report of the Underwriting Agreement is not intended to be a complete description of such document, and such description is qualified in its entirety by the full text of such document which is attached as an exhibit to and incorporated by reference in this Current Report.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	No.	Description
	1.1	Underwriting Agreement dated February 2, 2005, among the Company, Lehman Brothers Inc. and OII Associates, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2004

OWENS-ILLINOIS, INC.

(Registrant)

By:	/s/ Matthew G. Longthorne
Name: Matthew G. Longthorne
Title: Vice President and Controller

EXHIBIT INDEX

No.	Descriptions

1.1	Underwriting Agreement dated February 2, 2005, among the Company, Lehman Brothers Inc. and OII Associates, L.P.